                              Exhibit 23(b)
                              -------------


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                     Consent of Ernst & Young LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the Boatmen's Bancshares, Inc. 1990 Stock Purchase Plan for Employees of our reports (a) dated January 18, 1996, with respect to the consolidated financial statements of Boatmen's Bancshares, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, and (b) dated January 18, 1996 (except for the pooling of interests with Fourth Financial Corporation as of January 31, 1996 and Note 3, for which the date is January 31, 1996), with respect to the supplemental consolidated financial statements of Boatmen's Bancshares, Inc. as of December 31, 1995, and 1994, and for each of the three years in the period ended December 31, 1995, included in its Current Report on Form 8-K dated February 2, 1996, both filed with the Securities and Exchange Commission.


                          /s/ Ernst & Young LLP




St. Louis, Missouri
July 24, 1996